EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization
IBG LLC	Connecticut, U.S.A.

The following is a list of subsidiaries of IBG LLC:

Name	Jurisdiction of Organization
Interactive Brokers LLC(1)	Connecticut, U.S.A.
IBKR Security Services LLC(2)	Connecticut, U.S.A.
IA GP LLC	Delaware, U.S.A.
Interactive Venture Partners GP LLC	Delaware, U.S.A.
Interactive Venture Partners LLC	Delaware, U.S.A.
IB Exchange Corp.	Delaware, U.S.A.
IB Global Investments LLC(3)	Delaware, U.S.A.
ForecastEx LLC(3)	Delaware, U.S.A.
Interactive Brokers Ireland Limited	Ireland
Interactive Brokers (India) Private Limited(3)	India
Interactive Brokers Software Services (India) Private Limited	India
Interactive Brokers Singapore Pte. Ltd	Singapore

(1)IBG LLC owns 99.9% and Mr. Thomas Peterffy owns 0.1%.

(2)IBG LLC owns 99.99% and Mr. Thomas Peterffy owns 0.01%.

(3)IBG LLC Owns 99.99% and IB Exchange Corp. owns 0.01%

The following is a list of subsidiaries of IB Exchange Corp:

Name	Jurisdiction of Organization
Interactive Brokers Canada Inc.	Canada
Interactive Brokers (U.K.) Limited	United Kingdom
Interactive Brokers Hong Kong Limited	Hong Kong
Interactive Brokers Australia Pty Limited	Australia
Interactive Brokers Securities Japan, Inc.	Japan
IB Business Services (Shanghai) Company Limited	China
IBKR Financial Services AG	Switzerland
Interactive Brokers Hungary Informatikai KFT	Hungary
Interactive Brokers Software Services Estonia OU	Estonia
Interactive Brokers Software Services Rus	Russia
Interactive Brokers Corp.	Delaware, U.S.A.
Covestor, Inc.	Delaware, U.S.A.

The following is a list of subsidiaries of IBKR Financial Services AG:

Name	Jurisdiction of Organization
Global Financial Information Services GmbH	Switzerland

The following is a list of subsidiaries and branches of Interactive Brokers (U.K.) Limited:

Name	Jurisdiction of Organization
Interactive Brokers (U.K.) Nominee Limited	United Kingdom
Interactive Brokers (U.K.) Limited (DIFC Branch)	United Arab Emirates

The following is a list of subsidiaries of Interactive Brokers Australia Pty Limited:

Name	Jurisdiction of Organization
Interactive Brokers Australia Nominees Pty Limited	Australia

The following is a list of subsidiaries of Covestor, Inc.:

Name	Jurisdiction of Organization
Covestor Limited	United Kingdom

The following is a list of subsidiaries of Interactive Brokers Ireland Limited

Name	Jurisdiction of Organization
Interactive Brokers Ireland (Nominee) Limited	Ireland

The following is a list of subsidiaries of Interactive Brokers Hungary Informatikai KFT

Name	Jurisdiction of Organization
Interactive Venture Partners Advisory Hungary KFT	Hungary